EXHIBIT 10.1

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Fourth Amendment”) is entered into as of September 30, 2020 by and among ONTRAK, INC., a Delaware corporation formerly known as CATASYS, INC. (the “Company”), the Purchaser signatory hereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”).

RECITALS

A.     The Company, certain subsidiaries of the Company, the Purchaser and the Collateral Agent are parties to a certain Note Purchase Agreement, dated as of September 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement), pursuant to which the Purchaser has agreed to purchase the Notes issued by Company;
B.    The Purchaser has requested an amendment to the Note Purchase Agreement in relation to the delivery of financial statements and other reports from the Company to the Purchaser and, subject to the terms and conditions hereof, the Company is willing to do so;
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1.    Section 1.1 of the Note Purchase Agreement is hereby amended by:
a.    Replacing clause (v) of the defined term “Permitted Acquisition” in its entirety with the following:
“(v)     in the event Consolidated Liquidity would be less than $45,000,000, on a pro forma basis after giving effect to such proposed Acquisition, the Company shall have delivered to Purchasers (A) at least thirty (30) Business Days prior to such proposed Acquisition (or such shorter period as may be agreed by Requisite Purchasers in their reasonable discretion), all relevant financial information with respect to such acquired assets, including the aggregate consideration for such Acquisition and any other information required to demonstrate compliance with Section 6.8, and (B) promptly upon written request by Requisite Purchasers and in any event at least ten (10) Business Days prior to closing such Acquisition (or such shorter period as may be agreed by Requisite Purchasers in their reasonable discretion) (1) a copy of the purchase agreement related to the proposed Acquisition (and any related documents reasonably requested by Requisite Purchasers), (2) quarterly and annual financial statements of the Person whose Capital Stock or assets are being acquired for the most recent twelve month period ending immediately prior to such Acquisition, including any audited financial statements that are available, (3) a quality of earnings report (including cash proof analysis) with respect to the Person or assets or division to be acquired in accordance herewith and (4) a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above;”
b.    Replacing clause (vi) of the defined term “Permitted Acquisition” in its entirety with the following:
“(vi)    any Person or assets or division as acquired in accordance herewith (y) shall be in substantially the same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date and (z) in the event Consolidated Liquidity would be less than $45,000,000, on a pro forma basis after giving effect to such proposed Acquisition, for the four quarter period most recently ended prior to the date of such Acquisition, shall have generated earnings before income taxes, depreciation, and amortization during such period that shall exceed the amount of capital expenditures related to such Person or assets or division during such period (calculated in substantially the same manner as Consolidated Adjusted EBITDA and Consolidated Capital Expenditures are calculated);”
2.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (a) thereof in its entirety with the following:

a.    “(a)    Monthly Reports. Solely in the event any Purchaser makes a written request therefor after the Closing Date, as soon as available, and in any event within thirty days (30) after the end of the month in which such request was made, the consolidated and consolidating balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period) a Financial Officer Certification and a KPI Report with respect thereto and any other operating reports prepared by management for such period;”

3.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (b) thereof in its entirety with the following:

“(b)    Quarterly Financial Statements. Upon filing with the Securities and Exchange Commission, a Form 10-Q, and solely in the event any Purchaser makes a written request therefor after the Closing Date, within forty-five days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;”

4.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (c) thereof in its entirety with the following:

“(c)    Annual Financial Statements. Upon filing with the Securities and Exchange Commission, a Form 10-K, and solely in the event any Purchaser makes a written request therefor after the Closing Date, within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated and consolidating financial statements a report thereon of an Acceptable Auditor or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Requisite Purchasers (which report and accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Note Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such

Compliance Certificate are not stated in accordance with the terms hereof (such report shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (z) restated monthly or quarterly financials for any impacted periods);”

5.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (e) thereof in its entirety with the following:

“(e)     Statements of Reconciliation after Change in Accounting Principles. Solely in the event any Purchaser makes a written request therefor after the Closing Date, if as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Requisite Purchasers;”

6.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (i) thereof in its entirety with the following:
“(i)    Financial Plan. Solely in the event any Purchaser makes a written request therefor after the Closing Date, as soon as practicable and in any event no later than thirty (30) days after such request, a consolidated plan and financial forecast and updated model for any completed Fiscal Year and each subsequent Fiscal Year (or portion thereof) so specifically requested (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Notes, and (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Notes, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Collateral Agent;”
7.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (j) thereof in its entirety with the following:
“(j)    Insurance Report. Solely in the event any Purchaser makes a written request therefor after the Closing Date, as soon as practicable and in any event by the last day of the Fiscal Year in which such request is made, one or more certificates from the Note Parties’ insurance broker(s) together with accompanying endorsements, in each case in form and substance reasonably satisfactory to Requisite Purchasers, and a report outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;”
8.    Each of Sections 5.1(g), 5.1(h), 5.1(k), 5.1(l) and 5.1(m) of the Note Purchase Agreement is hereby amended by making the first letter of the first word of the section lowercase and adding the following at the beginning of the first sentence of each section:
“In the event Consolidated Liquidity is less than $45,000,000,”
9.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (p) thereof in its entirety with the following:

“ (p)     Aging Reports. Solely in the event any Purchaser makes a written request therefor after the Closing Date, together with each delivery of financial statements of Company and each other Note Party pursuant to Sections 5.1(a), (i) a summary of the accounts receivable aging report of each Note Party as of the end of such period, and (ii) a summary of accounts payable aging report of each Note Party as of the end of such period;”

10.    Section 5.1 of the Note Purchase Agreement is hereby amended by replacing clause (q) thereof in its entirety with the following:

“(q)     Tax Information. Solely in the event any Purchaser makes a written request therefor after the Closing Date, a soon as practicable and in any event within fifteen (15) days following such request, copies of each federal income tax return filed by or on behalf of any Note Party and any other tax information of Company that is reasonably requested by any Purchaser;”
11.    Section 6.7 of the Note Purchase Agreement is hereby amended by replacing clause (g) thereof in its entirety with the following:

“(g)    Subject to Requisite Purchasers’ approval in their sole discretion, Permitted Acquisitions, provided such approval shall only be required in the event Consolidated Liquidity would be less than $45,000,000, on a pro forma basis after giving effect to such Permitted Acquisition;”
12.    Section 6.7 of the Note Purchase Agreement is hereby amended by replacing clause (i) thereof in its entirety with the following:

“(i)    Investments or other participations in joint ventures or strategic alliances in the ordinary course of each Note Party’s business consisting of the licensing of technology, intellectual property and/or product, the development of such technology, intellectual property and/or product or the providing of technical support, provided that (i) if Consolidated Liquidity would be less than $45,000,000, on a pro forma basis after giving effect to any such Investment, any cash Investments by Note Parties shall not exceed $500,000 in the aggregate in any fiscal year and (ii) no Default or Event of Default shall have occurred or be continuing or would result therefrom;”

C. EFFECTIVENESS

This Fourth Amendment shall become effective when the Purchaser shall have received executed counterparts to this Fourth Amendment from the Company and the Purchaser. At any time after the execution of this Fourth Amendment, Purchaser may, upon providing written notice to Company, rescind this Fourth Amendment in which case the amendments herein shall cease to be effective and the language of the provisions amended hereby shall revert to their formulation prior to this Fourth Amendment.

D. REPRESENTATIONS

Each Note Party hereby represents and warrants to the Purchaser and the Collateral Agent that:

1.    Each of the Note Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect; and

2.    The execution, delivery and performance of this Fourth Amendment has been duly authorized by all necessary action on the part of each Note Party that is a party hereto.

E. OTHER AGREEMENTS

1.    Continuing Effectiveness of Note Documents. As amended hereby, all terms of the Note Purchase Agreement and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties party thereto. To the extent any terms and conditions in any of the other Note Documents shall contradict or be in conflict with any terms or conditions of the Note Purchase Agreement, after giving effect to this Fourth Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby. Upon the effectiveness of this Fourth Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby.

2.    [Reserved].

3.    Acknowledgment of Perfection of Security Interest. Each Note Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Collateral Agent and the Purchasers under the Note Purchase Agreement and the other Note Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Purchase Agreement and the other Note Documents.

4.    Effect of Agreement. Except as set forth expressly herein, all terms of the Note Purchase Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties to the Purchasers and Collateral Agent. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchasers under the Note Purchase Agreement, nor constitute a waiver of any provision of the Note Purchase Agreement. This Fourth Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement.

5.    Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.    No Novation. This Fourth Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Purchase Agreement and the other Note Documents or an accord and satisfaction in regard thereto.

8.    Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Fourth Amendment by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

9.    Binding Nature. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No Fourth party beneficiaries are intended in connection with this Fourth Amendment.

10.    Entire Understanding. This Fourth Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11.    Release. (a) Each Note Party hereby releases, acquits, and forever discharges Collateral Agent and each of the Purchasers, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Collateral Agent and the Purchasers (each a “Releasee”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Note Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Releasee existing or occurring on or prior to the date of this Fourth Amendment or any instrument executed on or prior to the date of this Fourth Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Note Purchase Agreement or the other of the Note Documents. The provisions of this paragraph shall be binding upon each Note Party and shall inure to the benefit of Releasees, and their respective heirs, executors, administrators, successors and assigns, and the other released parties set forth herein. No Note Party is aware of any claim or offset against, or defense or counterclaim to, any Note Party’s obligations or liabilities under the Note Purchase Agreement or any other Note Document. The provisions of this Section shall survive payment in full of the Obligations, full performance of the terms of this Fourth Amendment and the Note Documents, and/or Collateral Agent’s or each Purchaser’s actions to exercise any remedy available under the Note Documents or otherwise. Each Note Party warrants and represents that such Note Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each Note Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

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IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the date first written above.

ONTRAK, INC., as the Company and as a Note Party

By: /s/ Brandon H. LaVerne_____________________
Name: Brandon H. LaVerne
Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Note Purchase Agreement]

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. as Purchaser

By: /s/ Greg Watts
Name: Greg Watts
Title: Senior Vice President

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. as Collateral Agent

By: /s/ Greg Watts
Name: Greg Watts
Title: Senior Vice President

[Signature Page to Fourth Amendment to Note Purchase Agreement]